UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     April 25, 2007

GLOBAL CASINOS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

5455 Spine Road, Suite C, Boulder, Colorado   80301
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 527-2903

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 7.01	REGULATION FD DISCLOSURE

      Effective April 25, 2007, the Company announced that its affiliate, Global Gaming Technologies, LLC, has entered into a consultation agreement with Michelle Knoll Communications, Inc., to identify strategic opportunities to commercialize its proprietary new casino game.

ITEM 9.01:       EXHIBITS

(c)	Exhibit

Item	Title

99.1	Press Release dated April 25, 2007

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Casinos, Inc (Registrant)

Dated: April 25, 2007	/s/ Clifford L. Neuman Clifford L. Neuman, President